Exhibit 99.1
FOR IMMEDIATE RELEASE

TERRAFORM GLOBAL CONSENTS TO SALE OF SUNEDISON INDIA ASSETS

Bethesda, Md., September 27, 2016 - TerraForm Global, Inc. (Nasdaq: GLBL) (the “Company”), a global owner and operator of clean energy power plants, today announced that it has reached an agreement with certain subsidiaries of SunEdison, Inc. (OTC PINK: SUNEQ) (“SunEdison”) pursuant to which the Company has consented to the sale of certain of SunEdison’s subsidiaries’ assets to a third party buyer (the “Third Party Sale Transaction”). The Third Party Sale Transaction is being conducted in connection with SunEdison’s bankruptcy process and includes the 425 MW India portfolio of solar energy projects for which the Company made a prepayment to SunEdison in the fourth quarter of 2015.

The Third Party Sale Transaction also includes the Bora Bora project in India and certain assets in Uruguay that were previously committed to be transferred to the Company by SunEdison but were not transferred prior to SunEdison’s filing for bankruptcy protection.

The Company has agreed not to pursue claims against a third-party buyer relating in any way to the assets included in the Third Party Sale Transaction. However, the Company has retained all of its claims against SunEdison and its affiliated persons.

As a condition to the Company’s consent to the Third Party Sale Transaction, the Company and certain subsidiaries of SunEdison that directly or indirectly own the assets to be subject to the Third Party Sale Transaction have entered into a proceeds sharing arrangement pursuant to which the Company is entitled to receive a portion of the cash proceeds received by the SunEdison parties in the Third Party Sale Transaction. The amount of cash proceeds the Company will receive from this arrangement is dependent on various factors and is limited; the Company does not expect the proceeds to exceed $10 million.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to pursuit of future claims; the nature and timing of the Third Party Sale transaction; and the amount of the potential proceeds from the Third Party Sale

Transaction. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: whether the Third Party Sale Transaction occurs and the amount of time and structure such sale may take; actions by third parties, including compliance with agreements and whether the Company’s performance is executed as a result; the amount of the proceeds generated from the Third Party Sale Transaction; whether the Company is able to successfully obtain the portion of the proceeds from the Third Party Sale Transaction it is entitled to receive, including, if necessary, whether a court enforces the Company’s right to receive such proceeds; as well as additional factors we have described in other filings with the SEC.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC.

The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Global
investors@terraform.com
(650) 889-8628

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449